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                                                                   EXHIBIT 99.02


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                           QUALITY SEMICONDUCTOR, INC.
                         SPECIAL MEETING OF SHAREHOLDERS



P
R
O             The undersigned shareholder of Quality Semiconductor, Inc.
X     ("QSI"), a California corporation, hereby acknowledges receipt of the
Y Notice of Special Meeting of Shareholders and Proxy Statement, each dated ________ __, 1999, and hereby appoints R. Paul Gupta and Stephen H. Vonderach, and each of them, with full power to each of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of Quality Semiconductor, Inc. to be held on April 30,
      1999 at 11:00 a.m. local time, at 851 Martin Avenue, Santa Clara, California 95050, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

            This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 1, 1998, by and among Integrated Device Technology, Inc., Penguin Acquisition, Inc. ("Merger Sub"), and QSI, and to approve the merger of Merger Sub with and into QSI pursuant to the Merger Agreement.




CONTINUED AND TO BE SIGNED ON REVERSE SIDE                     SEE REVERSE SIDE



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    [x]   PLEASE MARK
          VOTES AS IN
          THIS EXAMPLE.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.


                                                     FOR     AGAINST   ABSTAIN

1. To approve and adopt the Agreement and
   Plan of Merger, dated as of November 1, 1998,
   by and among Integrated Device Technology, Inc.,  [ ]       [ ]       [ ]
   Penguin Acquisition, Inc. ("Merger Sub"), and
   QSI, and to approve the merger of Merger Sub with and into QSI pursuant to the Merger
   Agreement.

                                     2. In their discretion, the proxies are
                                        authorized to vote on such other
                                        business as may properly come before the meeting or any adjournment thereof.

                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT
                                        LEFT
                                                                         [ ]


                                        PLEASE MARK, SIGN, DATE AND RETURN THE
                                        PROXY CARD USING THE ENCLOSED ENVELOPE.
                                        Please sign exactly as name appears
                                        hereon. Where shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee, or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership by authorized person.




SIGNATURE ___________ DATE ___________ SIGNATURE ___________ DATE ___________